Exhibit 10.8


        The Directors
        Thermo Electron
        Corporation
        81 Wyman Street
        Waltham M.A. 02254
        U.S.A.



                                                               July 1995

        Dear Sirs

        We are pleased to advise you that Barclays Bank PLC (the "Bank") has agreed to provide in aggregate short term facilities of up to US$100,000,000 (one hundred million United States ("US") Dollars) or its currency equivalent (referred to as the "Facility") to Thermo Electron Corporation (the "Parent") and certain Subsidiaries as may be nominated from time to time in accordance with clause 3 (such companies being individually referred to as a "Borrower", collectively the "Borrowers") as detailed below.

        This Facility Letter cancels and replaces the existing
        US$55,000,000 facility provided by the Bank to the Parent and its Subsidiaries.

        The Schedules attached hereto form part of the terms and conditions of this letter.

        The Facility will be available for utilisation by the Borrowers, subject to the following terms and conditions:-

        1.  Options Available Within and Utilisation of the Facility
            --------------------------------------------------------

           The Facility may be utilised by way of the following options and in accordance with the provisions of the Schedules related thereto.-

           Sterling Money Market Loan (see Schedule A) and/or
           Sterling Overdraft (see Schedule B) and/or
           Currency Money Market Loan (the "Currency MML") (see Schedule
           C) and/or
           Foreign Currency Overdraft (see Schedule D) and/or
           Revolving Acceptance Credit (the "Credit") (see Schedule E)
           and/or
           Bonds Guarantees and Indemnities (see Schedule F) and/or Letters of Credit (see Schedule G) and/or
           Ancillary Facilities (see Schedule H).
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           Within the Facility the aggregate of the liabilities due,
           owing or incurred thereunder shall not
           at any time exceed US$100,000,000 (or its currency equivalent).

           The US dollar equivalent of the currency or currencies utilised or available to be utilised under the Facility may be calculated by the Bank at any time by reference to the Bank's spot rate of exchange in the London Foreign Exchange Market for the sale of the relevant currency or currencies for US dollars.

           Allocations under the Facility that are made available to Borrowers or the Parent by branches or affiliates of the Bank in countries outside of the United Kingdom will be governed by the terms of the Facility as detailed herein, except where specifically superceded by local arrangements.

        2. Availability
           ------------

        2.1 This offer is available to the Parent for acceptance until one Month from the date of this letter after which date the offer will lapse unless extended in writing by the Bank. Acceptance is to be signified as stated in clause 18 below.

        2.2 All monies owing under the Facility are repayable upon written demand by the Bank and any undrawn portion may be cancelled by the Bank at any time. Following demand and/or cancellation, no further utilisation may be made under the Facility. If demand for repayment is made the Bank shall have in addition the right to call for full cash cover for the amount of contingent liabilities outstanding to the Bank hereunder.

           The Parent shall indemnify the Bank on demand against any loss or expense which the Bank may reasonably sustain or incur as a direct consequence of making such demand.

           In the absence of demand or cancellation by the Bank, the Facility is available for utilisation until 12 April 1996 and no liability or liabilities incurred may extend more than three months beyond the above mentioned expiry date. However, the Bank will be pleased to discuss the Borrower's requirements shortly before that date.

        3.   Subsidiaries as Borrowers
             -------------------------

        3.1 The Parent may designate any of its Subsidiaries as a Borrower under this Facility Letter by giving not less than
            10 days  notice thereof  to the  Bank.   No such  designation
            shall take effect until such Subsidiary and the Parent have executed a deed of accession in the form set out in Schedule
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            1, and  the Bank  has  received and  found to  he  reasonably
            satisfactory  to   it   such  other   documents,   (including
            constitutional documents, board minutes, necessary licences or consents, and legal opinions) and information as the Bank may reasonably require. In addition, no Subsidiary which has acceded as a Borrower pursuant to this clause may utilise the Facility, or any option within the Facility until the Parent has made a request pursuant to clause 3.2 below and the Bank has agreed to such request.

        3.2 Following a request from the Parent in the form contained  in
            Schedule 2, the Bank may from time to time by notice in writing to the Parent allocate to any Subsidiary of the Parent (which has acceded as a Borrower pursuant to Clause
            3.1 above) a tranche of the Facility and/or one or more of the options (detailed in clause 1) contained within the Facility. If the Bank does so, that tranche will not then be available to the Parent or other Borrowers, and the Facility available to them will reduce accordingly.

        3.3 Each Borrower, by its execution of the deed of accession, irrevocably appoints the Parent as its agent for all purposes of or connected with this Agreement. The Bank may rely upon any document signed by or on behalf of the Parent as if it had been signed by each and every other Borrower. The Parent may give a good receipt for any sum payable to each and every other Borrower hereunder.

        4.  Interest/Fees/Charges
            ---------------------

           The interest and/or fees, and/or charges payable on each option within the Facility will be calculated and be payable in accordance with the relevant schedule to this Agreement.

        5 .     Interest on an Overdue Amount
                -----------------------------

        5.1If any moneys payable under this Facility are not paid when due by the Borrowers or the
           Parent:

           (i) interest will be charged on the overdue amounts, on a daily basis, from the due date to the date of actual payment;

           (ii) the amount of such interest shall be calculated by reference to successive interest periods, (the duration of such interest periods shall be selected by the Bank at its discretion).

        5.2Interest shall be charged at the rate per annum determined by the Bank  to  be  equal to  1%  above  the rate  which  would otherwise have been applicable to such overdue amount under the provisions of the relevant Schedule if such amount had been non-overdue principal (except that in the case of any
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           amount  that  does  not  have  an  applicable  interest  rate hereunder the rate  charged shall  be 2% per  annum over  the
           Bank's Base Rate rate current  from time to time).   Interest
           so accrued shall be due on demand or (in the absence of demand) on the last day of the default interest period in which it accrued and, if unpaid, shall be compounded on the last day of that and each successive interest period. Interest on overdue amounts shall be charged and compounded on this basis after as well as before any judgement obtained hereunder.

        6.  Guarantees
            ----------

           The repayment of each  Borrower's obligations hereunder  will
           be guaranteed by the Parent  by    the execution of  a guarantee
           acceptable to the Bank in the principal sum of US$100,000,000 plus interest and other liabilities as detailed therein.

        7.      Fees
                ----

              The Parent shall pay to the Bank the following fees:

              (i) an arrangement fee of #65,000 upon acceptance by the Parent of the Facility; and
              (ii) a facility  fee  of  #35,000  per  annum  annually  in advance during the continuation of the Facility.

        8.  Cancellation
            ------------

           Any undrawn part of the amount of the Facility may be cancelled by the Parent in minimum amounts of US$1,000,000 and multiples of US$500,000 subject to the Parent giving the Bank not less than seven days' notice in writing (such notice, once given, shall be irrevocable).

           Amounts which are cancelled will no longer be available for drawing.

        9.   Change of Circumstances
             -----------------------

           In the event of any change in applicable law or regulation or the existing requirements of, or any new requirements being imposed by, the Bank of England or other regulatory authority the result of which, in the sole opinion of the Bank, is to increase the cost to it of funding, maintaining or making available the Facility (or any undrawn amount thereof) or to reduce the effective return to the Bank then the Borrowers and/or, as appropriate, the Parent shall pay to the Bank, upon receipt of documentation evidencing such increased cost or reduction, as the case may be, such sum as may be certified by the Bank to the Borrowers and/or the Parent as shall compensate the Bank for such increased cost or such reduction.
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        10. Set-off
            -------

           Any sum of money at any time standing to the credit of a Borrower or the Parent with the Bank in any currency upon any account or otherwise (whether or not any such account is held in such Borrower's or the Parent's name) or provided to the Bank as cash cover for any bills and/or any outstanding liabilities under the Facility, may be applied by the Bank at any time (upon 5 Business Days written notice to such Borrower and the Parent) in or towards the discharge of any money or liabilities now or hereafter due, owing or incurred to the Bank by such Borrower or the Parent hereunder (whether as principal or surety).

        11. Indemnity
            ---------

        11.1 The Parent shall indemnify the Bank on demand (without prejudice to the Bank's other rights) for any expense, loss or liability reasonably incurred by the Bank in consequence of (i) any default or delay by the Borrowers or the Parent in the payment of any amount when due under this letter, or (ii) all or part of the Facility being prepaid or becoming repayable otherwise than on the maturity of the then current
           interest  period  including,  without  limitation   any  loss
           (including loss of margin), expense or liability sustained or incurred by the Bank in any such event in liquidating or re-deploying funds acquired or committed to fund, make available or maintain the Facility (or any part of it).

        11.2 If, for any reason, any amount payable under this letter is received or recovered in a currency (the "other currency") other than that in which it is required to be paid hereunder (the "contractual currency"), then to the extent that the payment to the Bank (when converted to the contractual currency at the then applicable rate of exchange) falls short of the amount so payable under this letter, the Parent shall, as a separate and independent obligation, fully indemnify the Bank against the amount of the shortfall. For the purpose of this sub-clause the expression "rate of exchange" means the rate at which the Bank is able as soon as practicable after receipt to purchase the contractual currency in London with the other currency.

        12. Illegality
            ----------

            If, at any time, the Bank determines that it is, or will become unlawful or contrary to any directives of any agency or any country or state for it to make, fund or allow to remain outstanding all or part of the Facility, and/or carry out all or any of its other obligations towards the Borrowers and the Parent under this letter, then upon the Bank notifying the Parent of such event, within 30 days of that notification or such earlier date (if any) as the Bank
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            shall certify to  be necessary  to comply with  the relevant law or directive, the Borrowers and/or the Parent (as appropriate) shall prepay any principal amounts outstanding together with any accrued interest thereon.

        13. Representations and Warranties
            ------------------------------

        13.1 By accepting this letter the Parent and each Borrower represents and warrants that:

            (a) Statutes:  The   Parent   and  each   of   its  Material
                ---------
                Subsidiaries are duly organised, existing and (where relevant) in good standing under the laws of the jurisdictions of their respective incorporation and have the corporate power and authority to own their respective property and assets and to transact the businesses in which they respectively are engaged or presently propose to engage and are duly qualified and
                (where  relevant)   in   good   standing   as   foreign
                corporations.

            (b) Corporate Power and Authority: Borrowers: Each of the
                -----------------------------------------
                Borrowers has the corporate power, and has taken all necessary corporate action (including, without limitation, any consent of stockholders required by law or by its constitutional documents) to authorise it to execute, deliver and perform the terms and provisions of and to incur its obligations under this Agreement and to borrow hereunder or otherwise utilise the Facility. This Agreement has been or, when executed, will be duly authorised, executed and delivered by each Borrower and constitutes the legal, valid and binding obligation of that Borrower enforceable in accordance with its terms (except as the enforceability thereof may be limited by insolvency or similar laws of general application affecting creditors' rights and by general principles of equity).

            (c) Corporate Power and Authority: Guarantor: The Parent as
                -----------------------------------------
                Guarantor has the corporate power and has taken all necessary corporate action (including, without limitation, any consent of stockholders required by law or by its constitutional documents) to authorise it to execute deliver and perform the terms and provisions of and to incur its obligations under the Guarantee. The Guarantee has been duly authorised executed and delivered by the Parent thereto and will when executed constitute the legal valid and binding obligation of the Parent enforceable in accordance with its terms (except as the enforceability thereof may be limited by insolvency or similar laws of general application affecting creditors' rights and by general principles of equity).
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            (d) Compliance with  other Instruments:  Neither  the Parent
                ----------------------------------
                nor any Material Subsidiary is in default under any material agreement to which it is a party, and the execution, delivery and performance by each Borrower and the Parent, as the case may be, of this Agreement and the Guarantee (a) will not contravene any provision of Applicable Law, (b) will not conflict with or be inconsistent with or result in any breach of any of the
                terms,  covenants,  conditions  or   provisions  of,  or
                constitute a default under, or result in the creation or imposition of any Encumbrance on any of the property or assets of the Parent or any Material Subsidiary pursuant to the terms of any indenture, mortgage, deed to secure debt, deed of trust, or other material agreement or
                instrument  to   which  the   Parent  or   any  Material
                Subsidiary is a signatory or by which it is bound or to which it may be subject, (c) will not violate any provision of the constitutional documents of the Parent or any corporate Material Subsidiary and (d) will not require any Governmental Approval.

            (e) Financial  Statements   of   Group:   The   consolidated
                -----------------------------------
                financial statements of the Parent and its Subsidiaries dated 1st January 1994 and the related consolidated statements of income (including the notes thereto), are all true and correct in all material respects and present fairly the consolidated financial condition of the Parent and its Subsidiaries at that date and the results of their operations for the year then ending. To the Parent's knowledge neither the Parent nor any Material Subsidiary had as at such date any significant liabilities, material to the Parent and its subsidiaries on a consolidated basis, contingent or otherwise (including liabilities for Taxes or any unusual forward or long-term commitments) which were not disclosed by or reserved against in the financial statements referred to above or in the notes thereto, and there are no material unrealised or anticipated losses from any unfavourable commitments of the Parent. All such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved. Since 1st January 1994 there has been no material adverse change in the operations, business, property or assets of, or in the condition (financial or otherwise) or prospects of, the Parent and its Material Subsidiaries, taken as a whole.

            (f) Governmental  Approvals:  No  Governmental  Approval  is
                ------------------------
                required to authorise, or is required in connection with the execution, delivery and performance of this Agreement or the Guarantee.

            (g) Title to Properties:  Each of the Parent and its Material
                --------------------
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                Subsidiaries has good and marketable  title to its owned
                properties,  including   the   properties   and   assets
                reflected in  the  financial statements  referred  to in
                paragraph (f)  above.    None  of  those  properties  is
                subject to any Encumbrance except as referred to in those financial statements and possible title defects and Encumbrances which do not materially interfere with the use or materially detract from the value of such properties or the operations of the Parent or the relevant Material Subsidiary.

            (h) Taxes :  Each of the Parent  and its Material Subsidiaries
                -----
                has filed or caused to be filed all declarations, reports and tax returns including, in the case of the Parent and each Material Subsidiary located in the United States, all federal and state income tax returns which it is required by law to file, and has paid all Taxes which are shown as being due and payable on such returns or on any assessments made against it or any of its properties. The accruals and reserves on the books of the Parent and its Material Subsidiaries in respect
                of Taxes  are adequate  for  all periods.    Neither the
                Parent nor any Material Subsidiary has any knowledge of any unpaid adjustment, assessment or any penalties or interest of significance, or any basis therefor, by any taxing authority for any period, except those being contested in good faith and by appropriate proceedings
                which  effectively   stay   the   enforcement   of   any
                Encumbrance and the attachment of a penalty.

            (i) Solvency: The Parent (i) acknowledges that it will have
                ---------
                received, before the execution of its Guarantee, fair consideration and reasonably equivalent value for the obligations incurred or to be incurred by it thereunder,
                (ii) represents and warrants that after giving effect to such obligations (1) the present fair saleable value of the assets of it exceeds its liabilities in that it retains sufficient capital reasonably to anticipate the needs and risks of its ongoing business, and (2) it has not incurred (actually or contingently) debts beyond its ability to pay such debts as they mature, and that the present fair saleable value of its assets is greater than that needed to pay its probable existing debts as they become due.

            (j) Disclosure:   Neither  this  Agreement,  nor  any  other
                ----------
                document, certificate or statement furnished to the Bank by or on behalf of either Borrower or the Parent in connection herewith contains any untrue statement of a
                material  fact  or  omits  to   state  a  material  fact
                necessary in  order  to  make  the  statements contained
                herein and  therein not  misleading.   There is  no fact
                peculiar  to  the   Parent  or   any  of   its  Material
                Subsidiaries which materially  adversely affects  or may
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                (as far  as  the  Parent  can  now  foresee)  materially
                adversely affect the business, property or assets, or financial condition of the Parent and its Material Subsidiaries taken as a whole which has not been set out
                in  this   Agreement,   or  in   the   other  documents,
                certificates and statements furnished to the Bank by or on behalf of the Parent, prior to the date hereof in connection with the transactions contemplated by this letter.

        13.2Each party providing the same shall  be deemed to repeat the representations and warranties contained in the preceding sub-clause on each occasion on which there is any utilisation of the Facility by reference to the circumstances then existing.

        14. Positive Covenants
            ------------------

        14.1 Use of Proceeds
             ---------------

           Each Borrower undertakes that the proceeds of the Facility will be used for the general working capital purposes of the Borrowers. None of such proceeds shall be used to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X) or to extend credit to others for the purpose of purchasing or carrying any such margin stock. If requested by the Bank, the Parent will deliver statements in conformity with the requirements of Federal Reserve Form U-l referred to in Regulation U.

        14.2 Financial Information for Group
             -------------------------------

             The Parent will deliver to the Bank:

             (a) within 90 days after the end of each year of the  Parent and its  Subsidiaries  an audited  consolidated  balance
                 sheet of the      Parent as at  the end  of such  year, and
                 audited consolidated statements of income and cash  flow
                 of the Parent and its Subsidiaries for such year, all in reasonable detail and with the unqualified opinion of Arthur Andersen (or other independent certified public accountants of recognised standing selected by the Parent and reasonably satisfactory to the Bank) together with the management letter prepared in connection with such audited financial statements, provided that the Parent may make a change in its accounting principles in any year, so long as (w) such change or changes are clearly reflected in the annual audit report, and (x) any principle has been concurred in by the Parent and the Parent's independent certified public accountants and is in accordance with generally accepted accounting principles;
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            (b) copies of its quarterly results on Form 10-Q and its
                audited Consolidated Profit and Loss Account and Balance Sheet (in the form of an Annual Report and/or form 10-K, as appropriate) not later than 45 days from the end of each quarter and 90 days from the end of each accounting reference period respectively; and

            (c) with reasonable  promptness,  such  further  information regarding the business affairs and financial condition of the Parent or any Material Subsidiary as the Bank may reasonably request.

        14.3 Maintenance of Books: Inspection of Property and Records
             --------------------------------------------------------

             The Parent shall and shall procure that each of its Material Subsidiaries shall prepare or cause to be prepared (a) its annual statements and reports in accordance with generally accepted accounting principles and permit any person designated by the Bank to visit and inspect any of its properties, corporate books and financial records, and to discuss its accounts, affairs and finance with the principal officers of the Parent and such Material Subsidiary during reasonable business hours, and upon reasonable prior notice, from time to time, as the Bank may reasonably request and
             (b) its interim statements and reports in accordance with methods historically used by such Material Subsidiary, as the case may be, as such methods have yielded financial information which has historically not required material annual adjustments to bring such information into compliance with generally accepted accounting principles.

        14.4 Maintenance of Properties
             -------------------------

             The Parent shall and shall procure that each of its Material Subsidiaries shall maintain, preserve, protect and keep, or cause to be maintained, preserved, protected and kept, its properties and every part thereof in good repair, working order and condition, and from time to time will make or cause to be made all needful and proper repairs, renewals,
             replacements,  extensions,   additions,   betterments,   and
             improvements thereto,  so    that the  business carried  on in
             connection therewith may be properly and advantageously conducted at all times Provided that the Parent and its Material Subsidiaries shall not be obliged to repair or replace any such properties which have become obsolete or unsuitable or inadequate for the purpose for which they are used.

        14.5 Maintenance of Insurance
             ------------------------

             The Parent shall and shall procure that each of its Material
             Subsidiaries   shall   maintain   liability   and   worker's
             compensation insurance (or maintain a legally sufficient, fully funded, programme of self-insurance against worker's
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             compensation  liabilities),   adequate  insurance   on   its
             properties against such hazards and in at least such amounts as is customary in the business and, at the request of the
             Bank,  the  Parent  will  forthwith  deliver  an   officer's
             certificate specifying the details of the insurance then in effect.

        14.6 Taxes
             -----

             The Parent shall and shall procure that each of its Material Subsidiaries shall pay and discharge all Taxes prior to the
             date on which         penalties attach thereto,  and will  pay all
             Taxes which, if unpaid, might become an Encumbrance upon any of its property Provided that the Parent and its Material Subsidiaries shall not be required to pay and discharge any such Tax so long as the legality or amount thereof shall  be
             promptly  contested  in  good   faith  and  by   appropriate
             proceedings which effectively stay the enforcement of any Encumbrance and the attachment of a penalty and the Parent or such Material Subsidiary, as the case may be, shall have set aside appropriate reserves therefor in accordance with generally accepted accounting principles.

        14.7 Existence and Status
             --------------------

             The Parent and each of its Material Subsidiaries which is a corporation shall maintain its corporate existence and (where relevant) good standing in its state of incorporation and its qualification and (where relevant) good standing as a foreign corporation in all jurisdictions where its ownership of property or its business activities cause such qualification to be required.

        14.8 Litigation
             ----------

             The Parent shall give prompt notice to the Bank of any material pending legal proceedings. For the purposes of this Clause 14.8, only pending legal proceedings which would be required to be reported by the Parent for Securities and Exchange Commission Filings need be reported to the Bank.

        14.9 Stockholder Reports, etc
             ------------------------

             Promptly after the same are available, the Parent will provide to the Bank copies of all publicly available current reports on Form 8-K, proxy statements and prospectuses filed with the Securities and Exchange Commission under the Securities Act 1933, as amended or the Securities Exchange Act 1934 as amended, as the case may be, (excluding prospectuses relating to employee stock option or benefit plans).

        15.  Payments and Gross-Up
             ---------------------
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

        15. I All payments by a Borrower, whether of principal, interest or otherwise, shall be made to the Bank not later than 12 noon (London time) on the due date in same day funds (or as otherwise expressly agreed by the Bank), without set-off or counterclaim and free of any deduction or withholding whatsoever, including without prejudice to the generality of the foregoing, for or on account of Taxes unless that Borrower is required by law to make any such payments subject to deduction or withholding on account of Taxes, in which case the sum payable by that Borrower in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Bank receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

        15.2 Without prejudice to the provisions of Clause I5.1, if the Bank is required by law to make any payment on account of Taxes (other than Taxes on its overall net income) or otherwise on or in relation to any sum received or receivable by the Bank hereunder, or any liability in respect of any such payment is imposed, levied or assessed against the Bank, the relevant Borrower shall, on demand by the Bank, indemnify the Bank against such payment or liability together with any interest penalties and expenses payable or incurred in connection therewith (except to the extent that such interest penalties and expenses results from the late settlement of such payment or liability by the
             Bank).

        15.3 If the Bank intends to make a claim pursuant to clause 15.2, it shall notify the relevant Borrower of the event by reason of which it is entitled to do so and provide to that Borrower in reasonable detail a calculation of the amount claimed Provided that nothing herein shall require the Bank to disclose any information relating to the organisation of its affairs which the Bank shall, in its sole opinion, consider to be confidential.

        16.  Interpretation
             --------------

        16.1 In this Facility Letter, unless the context otherwise requires: -

             "Agreement" means the agreement arising on the Borrowers' acceptance of the offer contained in this Facility Letter;

             " Applicable Law" means (i) all applicable common law and principles of equity and (ii) all applicable provisions of all (a) constitutions, statutes, rules, regulations and orders of governmental bodies, (b) Governmental Approvals
PAGE
             and (c) orders, decisions, judgments and decrees of all courts and arbitrators;

             "Base Rate" means the Bank's base rate published from time to time;

             " Business Day" means a day on which the relevant London financial markets are open for dealings in eurocurrency deposits between banks and, if a payment falls due hereunder, also, a day on which banks in the relevant principal financial centre (as determined by the Bank) for the relevant currency are open for dealings in such currency. Should any requirement under this letter fall due on a date which is not a Business Day then such date shall be extended to the next Business Day;

             "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder;

             "  Encumbrance" includes  any   mortgage,  pledge, security
             interest, encumbrance, lien or charge of any kind or description (and shall include, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof including any lease or similar arrangement with a public authority executed in connection with the issuance of industrial development revenue bonds or pollution control revenue bonds, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction);

             "Governmental Approval" means any order, permission, authorization, consent, approval, licence, franchise, permit or validation of, exemption by, registration or filing with, or report or notice to, any governmental agency or unit, or any public commission, boarder authority;

             "Guarantor" means the Parent;

             " Guarantee" means the guarantee executed and delivered to the Bank pursuant to Clause 6;

             " Material Subsidiary" means any Subsidiary of the Parent designated as a Borrower pursuant to Clause 3 and any other Subsidiary of the Parent which alone, or together with its own subsidiaries, represents either or both of (a) not less than 5 % of the net earnings before Taxes of the Parent and its Subsidiaries taken as a whole in the fiscal year of the Parent most recently ended or (b) not less than 5% of the consolidated book value of the assets of the Parent and its subsidiaries taken as a whole as of the last day of the fiscal year of the Parent most recently ended, and "Material Subsidiaries" shall be construed accordingly;
PAGE

             "Month" means a period starting on one day in a calendar Month and ending on the corresponding day in the next calendar Month or, if that is not a Business Day, on the next Business Day unless that falls in another calendar Month in which case it shall end on the preceding Business Day, save that where a period starts on the last Business Day in a Month or there is no corresponding day in the Month in which the period ends, that period shall end on the last Business Day in the later Month;

             "Outstanding Amount" means, in relation to a Bank Guarantee at any time, the maximum actual and contingent liability of the Bank under that Bank Guarantee at that time;

             "Regulation U or X" shall mean Regulation U or X respectively of the Board of Governors of the Federal Reserve System, as in effect from time to time, and any regulation successor thereto;

             "Sterling" and "#" means lawful currency of the United
             Kingdom;

             "Subsidiary" shall mean a subsidiary undertaking within the meaning of Section 736 of the Companies Act 1985;

             " Tax" shall mean, with respect to any person or entity, any federal, state or foreign tax, assessment, customs duties, or other governmental charge, levy or assessment (including any withholding tax) upon such person or entity or upon such person's or entity's assets, revenues, income or profits (other than United Kingdom income taxes imposed upon the Bank);

             "U.S. Dollar", "Dollar" and "I" shall mean lawful money of the United States of America.

        16.2 Reference to any statutory provision includes any amended or re-enacted version of such provision with effect from the date on which it comes into force.

        16.3 Save as otherwise expressly provided herein, references in this Agreement to this Agreement or any other document include reference to this Agreement or such other document as varied, supplemented and/or replaced as agreed between the parties hereto or as permitted hereby or to which the Bank shall have consented from time to time.

        16.4 References to Clauses, sub-clauses, paragraphs, Schedules and annexures are to be construed as references to Clauses, sub-clauses, paragraphs, Schedules and annexures of this Agreement unless otherwise stated.
PAGE

        16.5 Clause headings are for convenience only and shall not affect the construction hereof.

        17.  Governing Law and Jurisdiction
             ------------------------------

        17.1 This Facility Letter shall be governed by and construed in accordance with English law.

        17.2 The Parent and its Material Subsidiaries agree that any legal action or proceedings arising out of or in connection with this Facility Letter may be brought in the High Court of Justice in England and irrevocably submit to the jurisdiction of that Court, provided that this submission to jurisdiction shall not (and shall not be construed so as to) limit the Bank's right to take proceedings in whatever jurisdiction shall seem fit to the Bank,

        18.  Acceptance
             ----------

             Prior to the Facility being utilised, the Parent shall provide the Bank with the following:-

            (a) the enclosed duplicate of this letter duly signed on each
                Borrower's  and  the  Parent's  behalf  as  evidence   of
                acceptance of the terms and conditions stated herein;

            (b) a certified true copy of a resolution of the Parent's
                Board of Directors: -

               (i) accepting the Facility on the terms and conditions
                   stated herein,

               (ii)    authorising a  specified  person, or  persons,  to
                   sign and return to the Bank the duplicate of this letter, and

               (iii)   authorising the  Bank to  accept instructions  and
                   confirmation in connection with the Facility signed in accordance with the Bank's signing mandate current from time to time, and to accept instructions in
                   connection  with  drawings  under  the  Facility   by
                   telephone from any person specifically authorised to give such telephone instructions,

            (c) confirmed specimens of the signatures of those officers referred to in (b)(ii) above; and

            (d) the Guarantee referred to  in clause 6  duly executed by the Parent and in the form required by the Bank; and

            (e) an opinion of the legal  counsel to the Parent addressed to the Bank in a form reasonably satisfactory to the Bank and which opinion includes confirmation that the
PAGE

                Parent is legally empowered to accept and enter into the terms and conditions of this letter and the related guarantee.

        Yours faithfully
        For and on behalf of
        Barclays Bank PLC






        /s/ Jonathan L Gray


        Jonathan L Gray
        Relationship Director - North America
        Large Corporate Banking




        Accepted on the terms and conditions stated herein.

        For and on behalf of

        THERMO ELECTRON CORPORATION

             /s/ Jonathan W. Painter

        by..............................................................

        ........


        date.................10/2/95....................................

        ..............
PAGE

                                   SCHEDULE 1
                                   ----------

                            FORM OF DEED OF ACCESSION
                            -------------------------

        THIS DEED is made on          19

        BETWEEN

        (1)            [              ] ("the Borrower");

        (2) THERMO ELECTRON CORPORATION ("the Parent") on behalf of itself and each of the other Borrowers (as defined in the Facilities Letter); and

        (3)    BARCLAYS BANK PLC ("the Bank").

        WHEREAS this Deed is supplemental to the facilities letter dated
        [         ], 1995 and made
        between the Parent and the Bank ("the Facilities Letter").

        NOW THIS DEED WITNESSETH:-

        1.     Accession of Borrower
               ---------------------

               In consideration of the Bank agreeing to the Borrower becoming an additional Borrower pursuant to Clause 3 of the Facilities Letter and by the execution of this Deed the Borrower agrees to observe and be bound by the terms and provisions of the Facilities Letter insofar as they apply to the Borrower as if it were an original party to the Facilities Letter.

        2.     Interpretation
               --------------

               This Deed shall be read as one with the Facilities Letter so that any reference therein to "this Agreement", "hereunder" and similar expressions shall include and be deemed to include this Deed.

        3.     Conditions precedent
               --------------------

              The obligations of the Bank hereunder are subject to the condition that the Bank is satisfied that all appropriate conditions precedent have been fulfilled by the Borrower pursuant to Clause 3 of the Facilities Letter.
PAGE

        IN WITNESS whereof the parties hereto have caused this Deed to be duly executed on the date first written above.

        EXECUTED AS A DEED by
        [THE BORROWER]
        in the presence of:-



        EXECUTED AS A DEED by
        THERMO ELECTRON CORPORATION
        in the presence of:-

                                   SCHEDULE 2
                                   ----------

                 Form of request for allocation of the Facility
                 ----------------------------------------------

        FROM:   Thermo Electron Corporation

        TO:        Barclays Bank PLC


        Dear Sirs,

        Facility Letter dated [       ] made between Thermo Electron
        -----------------------       ------------------------------
        Corporation (the "Parent") and
        ------------------------------
        Barclays Bank PLC (the "Bank") (the "Facility")
        -----------------------------------------------

        We refer to the above Facility Letter. Terms and expressions defined in the Facility Letter shall have the same meaning when used in this request.

        Pursuant to clause 3.2 of the Facility Letter, we hereby make the following request(s) for an allocation of [a] tranche(s) of the Facility: -

        Name of Subsidiary            Amount of Tranche
        ------------------            -----------------
        Option(s)
        ---------
        Requested                Requested
        ---------                ---------



        We confirm that:-

        (1) each of the representations and warranties contained in sub-clause 13.1 of the Facility Letter is true and accurate if made on the date hereof with reference to the facts and circumstances now existing;

        (2) on the date on which the tranche(s) requested above will be utilised there will exist no breach of the terms of the
PAGE

               Facility Letter;

        (3) the above-named Subsidiary has executed and provided to the Bank a deed of accession in the form stipulated by clause 3.1 of the Facility Letter.



        Yours faithfully



        THERMO ELECTRON CORPORATION






                                   SCHEDULE A
                                   ----------

        Sterling Money Market Loan
        --------------------------

        The Sterling Money Market Loan may be drawn in one or more amounts, each drawing to be a minimum amount of #500,000 and multiples of #100,000 thereafter for periods of 30,60 or 90 days at the Borrower's option or other mutually agreed period but no drawing shall be made for an interest period with a maturity date of more than three months beyond the expiry date detailed in clause 2.2 of the letter.

        When wishing to draw under the Sterling Money Market Loan, the Borrower should telephone the account holding branch of the Bank on or shortly before the day on which funds are required stating the amount of the drawing, the period required and giving instructions for payment of the funds. In the event these instructions do not stipulate that the funds must be credited to the Borrower's current account with the account holding Branch such instructions must be confirmed by letter to the account holding Branch at the earliest opportunity.

        The rate of interest on each drawing will include the Bank's margin of 0.45% per annum added to the cost of funds to the Bank (such cost of funds to be conclusively determined by the Bank and shall include any associated costs resulting from requirements of the Bank of England or other governmental authorities or agencies, whether having the force of law or otherwise, affecting the conduct of the Bank's business) for the period of the drawing. Interest will be payable without deduction at six monthly intervals if appropriate and at the maturity of each drawing, and calculated on the basis of actual days elapsed over a 365 day year.

        Each drawing, together with interest thereon, will be repaid on PAGE its maturity date by debit to the Borrower's current account at the account holding branch.













                                   SCHEDULE B
                                   ----------

        Sterling Overdraft
        ------------------

        The Sterling Overdraft will be available on the Borrower's current account at the Branch with interest charged at a rate of 1% per annum over the Bank's Base Rate current from time to time. Interest, together with other charges will be debited to the Borrower's current account at the Branch quarterly in arrears in March, June, September and December each year or at such other times as may be determined by the Bank, and such interest will be calculated on the basis of actual days elapsed over a 365 day year.
PAGE

                                   SCHEDULE C
                                   ----------

        Currency Money Market Loan
        --------------------------

        This option relates to a short term loan in any currency (other than sterling) which is freely transferable and convertible into sterling and is available to the Bank in the relevant amount for the relevant period in the normal course of business on the London Inter-Bank market. The Bank shall be sole arbitor of the availability of such currencies.

        The short term currency loans may be drawn in one or more amounts, each drawing to be a minimum amount of the currency equivalent of US$500,000. Larger drawings shall be in amounts which are mutually agreeable and drawings shall be for periods up to a maximum of six months at the Borrower's option or other mutually agreed periods but no drawing should be made for an interest period with a maturity date of more than three months beyond the expiry date detailed in clause 2.2 of the letter.

        When drawings are to be made, the Borrower should telephone the account holding branch of the Bank two business days before the business day on which funds are required stating the amount of the drawing, the period required and giving instructions for payment of the funds. In the event these instructions do not stipulate that the funds must be credited to the Borrower's
PAGE
        current account with the Branch, such instructions must be confirmed by letter to the Branch at the earliest opportunity.

        The interest rate on each drawing will include the Bank's margin of 0.45% per annum added to the cost of funds to the Bank (such cost of funds to be conclusively determined by the Bank) which will be dependent upon the conditions prevailing in the relevant London financial markets for the period of the drawing. Interest will be payable without deduction at six monthly intervals, if appropriate, and at the maturity of each drawing, and calculated on the basis of actual days elapsed over a 360 day year.

        Each drawing, together with interest thereon, will be repaid on its maturity date in the currency in which such drawing is outstanding in immediately available freely convertible and transferable funds without any set-off or counterclaim and free of any deduction or withholding on any ground, to such bank or branch of the Bank as the Bank may specify. In the event of the Borrower being compelled by law to make any such deduction or withholding, the Borrower will pay to the Bank such additional amount(s) as are required to ensure that the Bank receives and retains a net amount equal to the full amount which it would have received if no such deduction or withholding had been made.

        For the purposes of this letter a "business day" shall mean a day
                            ----
        on which the relevant London financial markets are open for dealings in eurocurrency deposits between banks and, in addition, so far as concerns a day on which a payment falls to be made hereunder, a day on which banks in the relevant principal financial centre (as determined by the Bank) for the relevant currency are open for dealings in such currency. Should any requirements under this letter fall due on a date which is not a business day, then such date shall be extended to the next business day.








                                   SCHEDULE D
                                   ----------

        Foreign Currency Overdraft
        --------------------------

        The Foreign Currency overdraft will made available in any currency (other than sterling) as previously agreed by and arranged with the Bank, and which currency is freely transferable and available to the Bank in the normal course of business.

        The Foreign Currency Overdraft will be available on the Borrower's foreign currency account at the account holding branch with interest charged at 1% per annum over the bank's call loan
PAGE
        rate current from time to time. Interest together with other charges will be debited to the Borrower's foreign currency account at the account holding branch quarterly in arrears in March, June, September and December each year or at such times as may be determined by the Bank, and such interest will be calculated on the basis of actual days elapsed over a 360 day year.




















                                   SCHEDULE E
                                   ----------



        Revolving Acceptance Credit
        ---------------------------

        To enable drawings to be made under the Revolving Acceptance Credit (the "Credit"), the Borrower should either:
PAGE

        (I)  forward bills to the Branch to be in the Branch's hands at
        least four business days before the     funds are required.
        Bills should be drawn by the Borrower on Barclays Bank PLC, Head
        Office,   54 Lombard Street, London EC3P 3AH for fixed periods of
        30,60 or 90 days except that no    period may be selected which
        would mature more than 90 days after the expiry date detailed in clause 2 of this letter.  If the selected maturity date is a
        non-business day, bills should be drawn      to mature on the
        following business day. Individual bills should be drawn in amounts of #50,000 and should be made to the Bank's order and
        claused "Drawn against purchases of electronic    security
        systems" or

        (ii) forward a supply of bills to the Branch drawn as in (i) above, except that the dates will be left blank. The branch will arrange for the supply of bills to be held by the Bank's Global Treasury Services Office in London ("GTS"), and for the dates to be completed in accordance with the Borrower's oral instructions when drawings are required.

        When wishing to draw under the Credit, the Borrower should telephone the Bank's dealers at GTS on 071 696 2496 before 12.00 noon on the day on which funds are required, stating the amount required and the period, and agreeing the discount rate quoted.

        The Bank will accept the bills and will, at its option, either
        (i) discount the bills itself in which case the rate of discount will be the then current offer rate as quoted by the Bank for such bills in the London Discount Market, or (ii) offer the bills for discount as agent on the Borrower's behalf in the London Discount Market at the discount rate prevailing in such market at the time when discount is effected. The proceeds after discount and acceptance commission will be credited to the Borrower's current account at the Branch.

        Acceptance commission payable at the time of acceptance will be charged at the rate of 0.5% per annum on the face value of each draft presented and will be deducted from the proceeds after discount.

        The Bank will debit the Borrower's current account with the face value of each draft upon its maturity date. The Credit is revolving, however, and it will be open to the Borrower within the validity and terms of the Facility to present further bills in accordance with this clause.

        By its acceptance of the Facility, the Borrower undertakes that during the validity of the Credit it will ensure that there are sufficient purchases to cover the amounts drawn during the period for which such bills are drawn and which are not the subject of other financing arrangements. The Borrower will provide a certificate to this effect, signed by an official authorised to draw bills, if requested by the Bank in writing.
PAGE

        The acceptance of a bill shall give rise to a debt from the Borrower to the Bank equal to the face value of such bill, which debt shall be due for payment on the maturity of such bill.

                                   SCHEDULE F
                                   ----------

        Bonds, Guarantees and Indemnities
        ---------------------------------

        The Bank is prepared to consider issuing guarantees, bonds and indemnities on behalf of the Borrower in respect of normally accepted and commercial transactions, subject to prior agreement with the Bank and receipt of the necessary counter indemnities. Pricing will be as follows:

        expiry less than 1 year       :    0.500% per annum

        one to three years       :    0.625% per annum

        three to five years      :    0.750% per annum

        Other,  including guarantees
        with non-standard wording or
        without a fixed expiry date   :    1.000% per annum
PAGE

                                   SCHEDULE G
                                   ----------

        Letters of Credit
        -----------------

        The Bank is prepared to open Documentary Letters of Credit on instructions from the Borrower to provide for the purchase of commodities as may be agreed by the bank from time to time. All Documentary Letters of Credit are issued subject to the terms and conditions set out in the Bank's standard form for opening Documentary Letters of Credit and are also subject to the "Uniform Customs and Practice for Documentary Credits (1983 Revision)", or any subsequent revision as issued by the International Chamber of Commerce. Pricing will be decided on a case by case basis.
PAGE

                                   SCHEDULE H
                                   ----------

        ANCILLARY FACILITIES
        --------------------

        Negotiation of Sterling/Foreign Currency Cheques and Bills of
        -------------------------------------------------------------
        Exchange Payable Abroad
        -----------------------

        The Bank will purchase, with recourse, suitable foreign currency and sterling cheques payable abroad and/or approved foreign currency or sterling bills of exchange payable abroad. The suitability of those cheques and bills of exchange which the Bank is prepared to purchase is entirely at the discretion of the Bank, and is subject to the Uniform Rules of the Collection of Commercial Paper (1978 Revision). Pricing will be decided on a case by case basis.

        SFET
        ----

        The Bank is prepared to consider marking a Spot and Forward Exchange Transaction (SFET) Facility.

        The SFET facility covers the maximum liability of the Borrower to the Bank outstanding at any time under contracts of not more than 12 months duration for the forward purchase or sale of foreign currency for delivery at a future date and spot purchase or sale-of foreign currencies, but excludes purchases or sales where the Bank is required irrevocably to pay away funds prior to receiving firm confirmation of incoming cover.

        When wishing to utilise the SFET facility the Borrower should telephone the account holding branch. All payment and delivery instructions are to be advised to and processed by the account holding branch and confirmed by letter at the earliest opportunity.

        Bankers Automated Clearing Services Limited (BACS)
        --------------------------------------------------

        The Bank is prepared to make available a BACS facility to accommodate the Company's requirements for automated payments or receipts.

        Daylight Exposure Limit (DEL)
        -----------------------------

        The Bank is prepared to make available a DEL to cover the aggregate of the face value of the funds which the Bank is required to pay away by CHAPS prior to receiving incoming funds to cover these payments on the same day.

        Branch Originated BACS Facility (BOBS)
        --------------------------------------

        The Bank is prepared to make available a BOBS facility to accommodate the Company's requirements for automated payments or receipts when originated by the account holding branch.
PAGE

        The Directors
        Thermo Electron Corporation
        81 Wyman Street
        Waltham,
        M.A. 02254-9046
        U.S.A.
                                                     25th July 1997

        Dear Sirs

        We refer to the letter (the _Letter_) dated July 1995 and subsequently varied by the letters dated 10th April 1996 and 1st July 1996 from Barclays Bank PLC (the _Bank_) setting out the terms and conditions of a $100,000,000 (one hundred million United States Dollars) or currency equivalent aggregate short term facilities (the _Facility_) provided to Thermo Electron Corporation (the _Borrower_).

        We are pleased to vary the terms and conditions of the Facility Letter as follows:-

        1. Availability : In the absence of demand or cancellation by the Bank the Facility is available for utilisation until 24th July 1998 and no liability or liabilities incurred may extend more than three months beyond the above mentioned expiry date.

        2. Amount : the amount of the Facility is hereby amended to $150,000,000 (one hundred and fifty million United States Dollars).

        3. Fees : The Borrower shall pay to the Bank the following fees :

        i) an arrangement fee of #150,000 upon acceptance of this letter ; and

        ii) a fee calculated at the rate of 0.10 per cent per annum payable quarterly in arrears on the total amounts utilised under the Facility, during the continuation of the Facility.

        4. Set-Off : we hereby amend clause 10, line 4, by deleting the words _(upon 5 Business Days written notice to such Borrower and the Parent)_.

        5. Schedule A - Sterling Money Market Loan : The Bank's margin is hereby amended to 0.40% per annum.

        6. Schedule C - Currency Money Market Loan : The Bank's margin is hereby amended to 0.40% per annum.
PAGE
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        7. Schedule F - Bonds, Guarantees and Indemnities :
           Commission at a rate of 0.45% per annum will be charged regardless of expiry, subject to a minimum of #100.

        All other terms and conditions will remain unchanged.

        Acceptance of the amended terms and conditions shall be signified by the Borrower returning to the Bank :-

        a) the enclosed duplicate of this letter duly signed on the Borrower's behalf as evidence of acceptance of the amended terms and conditions stated herein, and

        b) a certified true copy of a resolution of the Borrower's Board of Directors:-

             i) accepting the amended terms and conditions stated herein, and

             ii) authorising a specified person, or persons, to endorse and return to the
                 Bank the duplicate of this letter.


        Yours faithfully,
        for and on behalf of
        BARCLAYS BANK PLC




        /s/ Jonathan L Gray


        Jonathan L Gray
        Relationship Director - North America
        Large Corporate Banking

        Accepted as of the above date on the terms and conditions stated herein, pursuant to a resolution of the Board of Directors (a certified true copy of which is attached hereto).



        for and on behalf of
        Thermo Electron Corporation





        /s/ Kenneth J. Apicerno
            Assistant Treasurer